Exhibit 10.11

Contract Number:

TECHNOLOGY LISENSING (TECHICAL SECRECTS) AGREEMENT

Project Name: Technology Transfer of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX)

Transferee (Party A): Jilin Zhengye Biological Products Co., Ltd

Transferer (Party B): Harbin Veterinary Research Institute, Chinese Academy of Agricultural Sciences

Signing on April 5th, 2012

Signed in Harbin, China

Term：April 5th, 2012 to April 5th, 2032

Printed by the Ministry of Science and Technology of the People’s Republic of China

1 / 17

Instruction

I. The Contract is used by contractual parties by reference to the technology development (entrustment) model contract printed by Ministry of Science and Technology of the People’s Republic of China, and the technology contracts recommended by various recognized technology contract registration institutions.

II. The Contract is applied for the technology development Contracts in which one party entrusts the other party to research and develop new technologies, products, crafts or new materials and its systems.

III. If there are several representatives in either party, Party A or Party B could be respectively listed as common entrusting party or common entrusted party in the “Entrusting Party” or “Entrusted Party” provisions (new page) according to their own relations in the Contract.

IV. Any matter not covered by the Contract may be agreed by parties concerned on an attached sheet, which constitutes an inseparable part of the Contract.

V. As for the terms and conditions which are not needed to be filled in this Contract agreed upon by the parties, they should be indicated with the word such as N.A.

2 / 17

TECHNOLOGY TRANSFER (TECHNICAL SECRECTS) CONTRACT

Transferee (Party A): Jilin Zhengye Biological Products Co., Ltd

Address：No. 1 Lianmeng Street, Jilin Economic and Technological Development Zone, Jilin Province

Legal Representative： Han Zhenfa

Project Contact Persson： Lian Wei

Contact Information： 13944229513

Mailing address： Lianmeng Street, Jilin Economic and Technological Development Zone, Jilin Province

Tel： 0432-63047108 _

Fax number：0432-63056300

Email： 5196602@qq.com

Transferer (Party B): Harbin Veterinary Research Institute

Address： No. 427 Maduan Street, Nangang District, Harbin City

Legal Representative： Kong Jiagang

Project Contact Person： Feng Li

Contact Information： 18946066048

Mailing address： No. 427 Maduan Street, Nangang District, Harbin City

Tel：18946066048

Fax number：0451-51997166

Email：fengli_h@163.com

3 / 17

WHEREAS, Party B intends to transfer to Party A the right of use of the technical secret of the production process of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX), and Party A shall obtain the transfer and pay the fund.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in accordance with the provisions of the Contract Law of the People’s Republic of China, both parties agree as follows:

Article 1 The content of the technical secret transferred by Party B to Party A is as follows:

1. The Content of the Technical Secret: the seed virus and production process of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX).

2. Technical Indicators and Parameters: The Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX) is used to prevent infection of porcine infectious gastroenteritis virus, porcine epidemic diarrhea virus, and porcine rotavirus (G5 type). The three strains of weak virus Huadu strain, weak virus CV777 strain, and NX strain are all isolated and cultivated by Party B in response to the epidemic situation of porcine viral diarrhea in China, and Party B fully owns the intellectual property rights. The vaccine is administered at the Houhai acupoint, which is safe and effective, with a total immune protection rate of over 85%. The immune duration is 6 months, and the passive immune duration of piglets lasts until 7 days after weaning. It is stored below -20 ℃ and has a validity period of 24 months.

3. Industrialization Development of the Technical Secret: The research result can be applied to manufacturing for the manufacturing process is well-developed and the overall vaccine efficacy is over 85%, reaching the advanced level at home and abroad.

4 / 17

Article 2 Party B shall submit the following technical materials to Party A to ensure the transfer of the underlying technical secret:

1. The Parties jointly apply for the Registration Certificate of New Veterinary Drugs of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX), but Party A is the exclusive holder of the Registration Certificate of New Veterinary Drugs and guarantee not to transfer the certificate again.

2. On the premise of obtaining the Registration Certificate of New Veterinary Drugs, Party B shall transfer the seed virus and production process of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX) to Party A.

Article 3 Party B agrees to submit technical documents according to the arrangement as follows:

1. Submission Time: Party B shall submit the Registration Certificate of New Veterinary Drugs of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX) to Party A within 30 business days upon the effectiveness of the Contract.

2. Submission Location: Harbin, China

3. Submission Method: Party A shall assign a delegate to collect the documents.

5 / 17

Article 4 The conditions for Party B to implement or license this technical secret before the effectiveness of this Contract are as follows:

1. Party B’s Implementation of the Technical Secret (i.e., implementation time, location, method, and scale):

Party B signed a Technology Development (Cooperation) Contract with Harbin Weike Biotechnology Development Co., Ltd. and Shanghai Hile Biopharmaceutical Co., Ltd. on November 30, 2010.

2. Status (i.e., time, location, method, and scale) of Party B’s Transfer of the Technical Secret to Others: N.A during the monitoring period.

Article 5 Party A shall implement this technical secret in the following scope, manner, and period:

1. Implementation scope: Production shall be carried out by Party A or by a production enterprise with controlling rights of Party A. Party B shall have the ownership of the technical achievements and all intellectual property rights transferred under this Contract. Party A shall be only entitled to use the technology to produce and sell the products of this project during the implementation period after paying the usage fund as agreed in this Contract. Party A shall not transfer or cooperate in the virus seeds and production of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX) to a third party. Party A shall not apply the underlying technical secret to improve the R&D and production process of other new products.

2. Implementation Method: production and sales.

6 / 17

3. Implementation Period: From April 5, 2012 to April 5, 2032. If Party A wishes to continue using this technology secret to produce products after the expiration of the Contract, Party A shall obtain the consent of Party B and comply with Article 11 of this Contract that reads “Party B shall be given a sales commission of 5% of the sales revenue every year, and settlement shall be made before December 10 every year”. If there are no force majeure factors, Party B shall agree to renew the Contract in principle.

Article 6 Party B guarantees the practicality and reliability of this technical secret, and guarantees that this technical secret does not infringe on the legitimate rights of any third party. If a third party accuses Party A of infringing on technical secret and is awarded compensation by Party A, Party B shall bear the compensation responsibility. If a third party maliciously infringes, Party B shall not be liable.

Article 7 In performing the Contract, if the technical secret has already been disclosed by others (except for those disclosed through patent rights), one party shall notify the other party to terminate the Contract within ten days. If the other party fails to notify within the time limit and causes losses to the other party, the other party shall be entitled to demand compensation. In performing the Contract, Party B shall be entitled to transfer the technology stipulated in the Contract to a third party, but shall bear the obligation of confidentiality.

Article 8 Both parties agree that the confidentiality obligations to be observed in the performance of this Contract are as follows:

Party A:

1. Confidential (including technical and business information): The seed virus and production process of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX); and all information and data of both parties during the transfer period and cooperation process.

7 / 17

2. Scope of individuals involving confidential: Members of the project team who have access to the underlying technology and information.

3. Term of Confidentiality period: Permanent

4. Liabilities for disclosure of confidential: Party A shall pay Party B liquidated damages of 10 million RMB for breach of contract; Party A shall not be entitled to refund the technology transfer fund paid by Party B; and Party A shall assume the economic losses suffered by Party B due to the disclosure of confidential.

Party B:

1. Confidential (including technical and business information): All relevant information and data archives of both parties during the transfer period and cooperation process.

2. Scope of individuals involving confidential: Members of the project team who have access to the underlying technology and information.

3. Term of Confidentiality period: Permanent

4. Liabilities for disclosure of confidential: Party B shall pay Party A liquidated damages of 10 million RMB for breach of contract.

Article 9 During the validity period of this Contract, Party B shall be entitled to apply for a patent for this technical secret, and Party A shall be entitled to continue using it in accordance with this Contract.

8 / 17

Article 10 In order to ensure the effective implementation of this technical secret by Party A, Party B shall provide the following technical services and guidance to Party A:

1. Content of technical services and guidance: N.A.

2. Method of technical service and guidance: N.A.

Article 11 Party A shall pay the technical secret usage fund to Party B based on the following schedule:

1. The total amount of technical secret usage fund shall be RMB 56 million; Party A shall also pay a commission of 5% of the sales revenue of the product to Party B every year after the product is produced and sold.

Technical service and guidance funds shall be N.A.

2. The technical secret usage fund has been paid by Party A to Party B in the early stage, which is RMB 2 million. The remaining RMB 54 million shall be paid to Party B in installments.

The specific payment method and terms are as follows:

(1) In the first installment, which is by December 10, 2014, Party A shall pay technology transfer and usage fund of RMB twenty-one million six hundred thousand to Party B.

(2) In the second installment, which is by October 20th, 2015, Party A shall pay a technology transfer and usage fund of RMB sixteen million two hundred thousand to Party B.

9 / 17

(3) In the third installment, which is by October 20th, 2016, Party A shall pay the remaining amount of technology transfer and usage fund of RMB sixteen million two hundred thousand to Party B.

(4) Starting from the date of production and sales, Party A shall pay Party B a lump sum of 5% of the sales amount annually by December 10th annually. Party B shall be entitled to inspect the relevant accounting records of the first party through auditing. Party A shall be responsible for keeping relevant documents and accounts for Party B’s reference. This clause shall not terminate upon the expiration of the term of this Contract.

(5) Party B may terminate the Contract and call back the virus seed and production process provided that Party A fails to pay the transfer fund hereunder. Party A shall no longer be entitled to produce and sell the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX).

(6) Party A shall assume all the liabilities for any adverse consequences caused by the failure of the Party A’s funds to be provided in a timely manner. Party B shall not refund RMB 2 million out of the first installment to Party A provided that the Registration Certificate of New Veterinary Drugs cannot be obtained due to subjective factors not caused by Party B or changes in national policies of. However, Party A shall be entitled to refuse to pay the unpaid technology transfer and use fund, and the Contract shall be terminated.

The bank name, address, and account of Party B:

Bank of Deposit: Harbin Bank Technology Branch

Bank Address: No. 23 Tianshun Street, Nangang District, Harbin City

Account number: 8840 1030 5809 016

10 / 17

Article 12 Both parties confirm that Party B authorizes Party A to implement the technical secret, provide technical services, and provide technical guidance in accordance with the following standards and methods for acceptance:

1. N.A;

2. N.A;

3. N.A.

Article 13 Party A shall implement the technical secret within N.A. days upon the Effective Date of this Contract; Party A shall inform Party B with appropriate explanation and gain recognition from Party B in the event of failure to implement on schedule. Party B shall be entitled to ask Party A for liquidated damages or indemnification provided that Party A fails to implement the technical secret N.A. days overdue.

Article 14 Both parties agree that during the performance of this Contract, neither party shall restrict the other party’s technological competition and development in the following ways:

1. N.A;

2. N.A:

3. N.A:

11 / 17

Article 15 Both parties confirm that:

1. Party A shall not be entitled to use the technical secret transferred by Party B for subsequent improvement.

2. Party B shall be entitled to make subsequent improvements to the technical secret transferred to Party A. The new technological achievements with substantive or creative technological progress characteristics resulting from this shall belong to Party B.

Article 16 Any amendments to the Contract shall be negotiated and agreed by both parties and confirmed in written. A party may submit a request to the other party to change the rights and obligations under the Contract, and the other party shall reply within N.A. days in the event of any of the following situation. Failure of reply shall be deemed as consent:

1. N.A:

2. N.A;

3. N.A;

4. N.A.

Article 17 Both parties agree with the following liability for default:

1. Where Party A violates Article 8 hereunder, Party A shall pay liquidated damages in the amount of 10 million RMB; Party A has no right to recover the technology transfer fund already paid to Party B; and Party B will hold Party A responsible for disclosing technical secret and compensating for actual losses.

12 / 17

2. Where Party A violates Article 5 hereunder, Party A shall pay liquidated damages in the amount of 10 million RMB; and Party B will hold Party A responsible for disclosing technical secret and compensating for actual losses.

3. Where Party A violates Article 11 hereunder, Party A shall pay liquidated damages in the amount of 10 million RMB; and Party B will hold Party A responsible for disclosing technical secret and compensating for actual losses.

4. Where Party B violates Article 2 hereunder, Party B shall pay liquidated damages in the amount of 10 million RMB; and Party B shall return all the technology transfer fund paid to Party A.

Article 18 Both parties agree that during the validity period of this Contract, Party A shall designate Lian Wei as the project contact person of Party A, and Party B shall designate Feng Li as the project contact person of Party B. The project contact person bears the following responsibilities:

1. Record the contact matters between both parties;

2. N.A;

3. N.A.

Where a party changes its contact, such party shall give a written notice to the other party on a timely basis. Where the performance of the Contract is affected, or losses are incurred due to the failure of timely notice, such party shall assume the liabilities thereon.

13 / 17

Article 19 Both parties recognize that one party may terminate the Contract by noticing the other party in the event of the followings:

1. Force majeure: When force majeure factors defined by law and national policies, documents, standards, and other national actions result in the inability or partial inability to perform this Contract, this Contract may be terminated

2. When both parties agree to terminate this Contract through consultation, this Contract may be terminated.

Article 20 Any disputes incurred in connection with the performance of the Contract shall be resolved through mutual negotiation and coordination. Any dispute which cannot be resolved through mutual negotiation and coordination shall be handled in accordance with Point 1:

1. Submit to Harbin Arbitration Commission for arbitration;

2. Lodge a proceeding with the People’s Court.

Article 21 Both parties agree that the definitions and interpretations of the relevant terms and technical terms involved in this Contract and exhibits are as follows:

N.A.

Article 22 The following technical documents related to the performance of this Contract shall not form an integral part of this Contract after confirmation by both parties:

1. Technical background information: N.A;

14 / 17

2. Feasibility study report: N.A;

3. Technical evaluation report: N.A;

4. Technical standards and specifications: N.A;

5. Original design and process documents: N.A;

6. Miscellaneous: N.A;

Article 23 Both parties agree that other relevant matters of this Contract are:

1. Party A shall coordinate the approval of the national veterinary regulatory department for this work and ensure that Party A meets the conditions for producing the vaccine using the transferred technology.

2. Party A shall be responsible for the quality of the products produced by the transfer project and the legal consequences arising therefrom.

3. If this Contract is terminated, Party B shall take back the seed and production process of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX), and Party A shall no longer be entitled to produce the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX).

15 / 17

4. After the expiration of this Contract, where Party A applies to renew the Contract with the same content, Party B shall agree that Party A will no longer pay Party B a technology transfer and usage fund (i.e., five to six million yuan), but an annual commission of 5% of the sales revenue of the product; where Party A no longer renews this Contract, this Contract will be terminated. Party B shall take back the seed and production process of the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX). Party A shall no longer have the right to produce the Swine Transmissible Gastroenteritis, Porcine Epidemic Diarrhea and Porcine Rotavirus (G5 type) Vaccine, live (Strain huadu+Strain CV777+Strain NX).

Article 24 This Contract is made in eight original copies, with four copies each for Party A and Party B, with equal legal effect.

Article 25 The Contract shall be effective upon the signature and seal of both parties.

Party A: _____________________________(seal)

Legal representative/entrusted agent: (signature)

Date

Party B: _____________________________(seal)

Legal representative/entrusted agent: (signature)

Date

16 / 17

Paste the tax receipt at:

(This page is filled in by the technical contract registration agency)

Contract registration number:

1. Applicant for registration:

2. Registration materials:

(1)

(2)

(3)

3. Contract type:

4. Contract transaction amount:

5. Technical transaction volume:

Technology Contract Registration Organization (seal)

Processed by:
Date

17 / 17